SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2005

DOBSON COMMUNICATIONS CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	000-29225 (Commission File Number)	73-1513309 (I.R.S. Employer Identification No.)
14201 Wireless Way
Oklahoma City, Oklahoma, 73134
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (405) 529-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition
     On October 10, 2005, the Registrant issued a press release announcing preliminary results for its quarter ended September 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.
     This information is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into filings under the Securities Act of 1933.
Item 3.02 Unregistered Sales of Equity Securities
     On October 5, 2005, the Registrant issued 5,982,040 shares of its Class A Common Stock in transactions exempt from registration pursuant to Section 3(a)(9) under the Securities Act of 1933. The shares were issued pursuant to agreements with certain holders of the Registrant’s 12.25% Senior Exchangeable Preferred Stock and its 13% Senior Exchangeable Preferred Stock under which the holders exchanged 8,700 shares of 12.25% Preferred Stock and 30,021 shares of 13% Preferred Stock for 5,982,040 shares of Class A Common Stock and cash consideration of $1.6 million. On October 4, 2005, the Registrant issued a press release announcing these transactions, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by this reference.
Item 8.01 Other Events
     On October 11, 2005, the Registrant issued a press release announcing that the initial purchasers of its September 2005 private offering of $150.0 million principal amount of 1.5% Senior Convertible Debentures due 2025 have exercised their right to purchase an additional $10.0 million principal amount of debentures. As a result, the final aggregate principal amount of debentures to be outstanding will be $160.0 million. The sale of the additional debentures is expected to close on October 13, 2005. The offerings will be made pursuant to exemptions from the registration requirements of the Securities Act of 1933. A copy of the press release is attached hereto as Exhibit 99.3 and incorporated herein by this reference.
Item 9.01 Financial Statements and Exhibits
(c)	Exhibits:
99.1	Press Release dated October 10, 2005

99.2	Press Release dated October 4, 2005

99.3	Press Release dated October 11, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOBSON COMMUNICATIONS CORPORATION
Date: October 11, 2005	By:	/s/ Ronald L. Ripley
		Name:	Ronald L. Ripley
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 10, 2005
99.2	Press Release dated October 4, 2005
99.3	Press Release dated October 11, 2005

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